Exhibit 99.1

Albertsons® Companies, Inc. Appoints Bill Boltz, Chris Drumgoole and Meg Ham to Board of Directors

New directors bring deep expertise across retail merchandising, operations, technology and large-scale transformations to support the company's long-term growth strategy

BOISE, Idaho – September 30, 2026 – Albertsons® Companies, Inc. (NYSE: ACI) today announced the appointment of Bill Boltz, Chris Drumgoole and Meg Ham to the company’s Board of Directors effective Oct. 14, 2026. The three new directors are seasoned executives with deep expertise in retail merchandising, operations, technology and large-scale enterprise transformations. These appointments reflect the board’s commitment to advancing Albertsons’ growth strategy, strengthening execution and delivering long-term value to customers, associates, communities and shareholders. Following the recent appointment of Meg Whitman as Executive Chair, the board will expand from 11 to 14 members.

"This is an important time for Albertsons, and the appointment of Bill, Chris and Meg to the board demonstrates our commitment to support the company's strategic priorities and position Albertsons for continued success," said Whitman. "Together, these leaders bring a powerful combination of retail, merchandising and technology expertise that will be invaluable to the company’s success."

"Albertsons is operating in an increasingly dynamic retail environment, and Bill, Chris and Meg bring expertise to our board that will help me and my team strengthen the business and serve customers," said Susan Morris, CEO of Albertsons Companies. "Bill's expertise in merchandising and omnichannel retail, Chris' deep technology and AI capabilities and Meg's decades of grocery leadership and customer-focused transformation will be instrumental as we continue building a better, more agile company."

Bill Boltz Biography

Boltz currently serves as Executive Vice President of Merchandising for Lowe's Companies, where he oversees merchandising, global sourcing, private brands, product development and omnichannel strategy across more than 1,700 stores and digital platforms. During his career spanning more than four decades, he has held senior leadership roles at Lowe's, The Home Depot, Sears and Chevron North America. Boltz has extensive experience leading large-scale retail transformation, supply chain modernization, vendor management, marketing and merchandising strategy. His experience helping drive enterprise performance in highly competitive retail environments will bring valuable insight to Albertsons as the company advances its omnichannel and operational capabilities.

"I am honored to join Albertsons' Board of Directors and look forward to working with Meg, Susan, my fellow directors and the management team as the company strives to compete more effectively," said Boltz.

Chris Drumgoole Biography

Drumgoole serves as Chief Operating Officer of Aligned Data Centers, where he leads operations, platform delivery and technology. Previously, he was President of Global Infrastructure Services at DXC Technology, where he led the company's largest business unit, operating, modernizing and securing mission-critical infrastructure for global enterprises and government organizations, and served as the Chief Information Officer at General Electric. Throughout his career, Drumgoole has led large-scale global technology organizations, digital transformation initiatives, cybersecurity programs and AI-driven innovation efforts. His deep expertise in technology, cloud infrastructure, cybersecurity, data and operational transformation will help Albertsons continue modernizing its technology ecosystem and leveraging AI to accelerate the business.

"Albertsons has a strong reputation for serving customers and communities while embracing innovation. I am excited to contribute my experience in technology, operations and digital transformation to support the company's long-term growth strategy," said Drumgoole.

Meg Ham Biography

Ham is a seasoned grocery executive who most recently served as President of Food Lion, a $22 billion grocery business with more than 1,100 stores. During her tenure, she led one of the grocery industry's most successful turnarounds, delivering 50 consecutive quarters of comparable-store sales growth while strengthening customer loyalty, market share and brand equity. She also led merchandising strategy, supply chain optimization and omnichannel development and currently serves on the board of Tractor Supply Company. Ham brings more than 35 years of grocery retail experience and a proven ability to drive operational excellence, customer-focused innovation and culture transformation. Her perspective will be especially valuable as Albertsons continues to enhance its customer experience and strengthen its position as a leading food and drug retailer.

"Albertsons is an iconic retailer with a talented leadership team and a customer-first culture. I look forward to helping the company continue advancing its operational excellence, customer experience and growth initiatives," said Ham.

Important Notice Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws. The "forward-looking statements" include our current expectations, assumptions, perspectives and projections about our business and our industry. You can identify forward-looking statements by the use of words such as "outlook," "may," "should," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future" and "intends" and similar expressions which are intended to identify forward-looking statements. The forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties which are beyond our control and difficult to predict and could cause actual results to differ materially from the results expressed or implied by the statements. In evaluating our forward-looking statements, you should carefully consider the risks and uncertainties more fully described in the “Risk Factors” section or other sections in our reports filed with the SEC including the most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K and available at the SEC’s website at www.sec.gov.

About Albertsons Companies

Albertsons Companies is a leading food and drug retailer in the United States. As of June 20, 2026, the Company operated 2,240 retail stores with 1,708 in-store pharmacies, 408 associated fuel centers, 22 dedicated distribution centers and 19 manufacturing facilities. The Company operates stores across 35 states and the District of Columbia under 22 well known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, ACME, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci's Food Lovers Market. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2025, along with the Albertsons Companies Foundation, the Company contributed $497 million in food and financial support, including $56 million through its Nourishing Neighbors Program, to ensure those living in its communities and those impacted by disasters have enough to eat.

Albertsons, Safeway, Vons, Jewel-Osco, Tom Thumb, Randalls, United Supermarkets, Pavilions, Haggen and Balducci's Food Lovers Market are registered trademarks of Albertsons Companies Inc. or its subsidiaries. ACME, Carrs, Kings Food Markets, Shaw's, and Star Market are trademarks of Albertsons Companies Inc. or its subsidiaries. Albertsons associated logos, product names and services are trademarks of Albertsons Companies, Inc. All other trademarks are the property of their respective owners.

Contacts

media@albertsons.com